UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2009

Commission file number 000-51384

InterMetro Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0476779
(State of Incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of Principal Executive Offices) (Zip Code)

(805) 433-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of InterMetro Communications has approved the promotion of David Olert, its company controller since 2007, to the role of Chief Financial Officer to replace Kenneth Fish, effective May 1, 2009.   As part of cost-management measures, InterMetro has consolidated the positions of Controller and CFO.  As such, Mr. Fish, most recent hire to the finance team of the company, was included as part of these reductions and was terminated without cause.

Mr. Olert (55), Controller of InterMetro since 2007, was formerly Controller of Optical Communication Products, Inc, a manufacturer of telecomm fiber optic components, and prior to that served as Controller for SMTEK, Inc., a contract manufacturer.   As part of his original compensation package, Mr. Olert holds 400,000 stock options with a strike price of $0.25.

Item 9.01.  Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: May 8, 2009	By:	/s/ Charles Rice Chairman and Chief Executive Officer
(principal executive officer)